EXHIBIT 99.1

                 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Reality Wireless Networks, Inc., a Nevada corporation (the "Company"), for the quarter ended June 30, 2002, the undersigned, (i) Victor Romero, President and Chief Operations Officer of the Company during the quarter ended June 30, 2002 and currently Chief Operations Officer (but not President of the Company), and Director, and (ii) Rick Ramirez, Vice President, Business Development; Secretary, Treasurer and Director of the Company, do each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 14, 2002                    /s/ Victor Romero
                                          --------------------------------------
                                          Victor Romero
                                          Chief Operations Officer
                                          and Director (and President during the
                                          quarter ended June 30, 2002)

Date:  August 14, 2002                    /s/ Rick Ramirez
                                          --------------------------------------
                                          Rick Ramirez
                                          Vice President, Business Development;
                                          Secretary; Treasurer; and Director